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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-45752, No. 333-55992 and No. 333-62288) of JNI Corporation of our report dated February 4, 2002, except as to Note 2 which is as of May 20, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

San Diego, California
May 20, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS